CORPORATE NEWS

Media Contact:
Bill Schnell
Cirrus Logic, Inc.
512-851-4084
bill.schnell@cirrus.com

Cirrus Logic Names Thurman Case Interim Chief Financial Officer

AUSTIN, Texas – Sept. 25, 2006 – Cirrus Logic, Inc. (Nasdaq: CRUS) today named Thurman K. Case, Cirrus Logic vice president of Finance, corporate controller and treasurer, as its acting chief financial officer.

Mr. Case, 49, joined Cirrus Logic in 2000 and has served in a variety of executive financial management positions. He has more than 23 years of experience in finance and received a bachelor of economics degree and a masters of business administration from New Mexico State University.

Cirrus Logic Inc.

Cirrus Logic develops high-precision analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.